UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2022

Ooma, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37493	06-1713274
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

525 Almanor Avenue, Suite 200, Sunnyvale, California 94085

(Address of principal executive offices)

(650) 566-6600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	OOMA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2022, Ooma, Inc. (the “Company”) announced that Namrata Sabharwal has been promoted to Chief Accounting Officer of the Company. Prior to her promotion, Ms. Sabharwal, age 51, served as the Company’s Vice President, Corporate Controller since May 2016, during which time she also served as the Company’s interim Chief Financial Officer from June 2021 to September 2021.  From March 2015 to May 2016, she served as the Company’s Director of SEC Reporting & SOX.  Prior to joining the Company, Ms. Sabharwal served as Assistant Controller and Senior Director of Finance at Gigamon Inc. from July 2012 to March 2015.  Ms. Sabharwal started her career with Deloitte & Touche LLP as a certified public accountant. She holds a Bachelor of Commerce degree in accounting and finance from Mumbai University, India. There are no family relationships between Ms. Sabharwal and any director or officer of the Company and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of the Company held on June 1, 2022 (the “Annual Meeting”), stockholders holding and entitled to vote 19,751,686 shares of common stock of the Company, or approximately 81.39% of the total outstanding shares of common stock on the record date for the Annual Meeting, which constituted a quorum, were present in person or by proxy. At the Annual Meeting, the stockholders voted on the following three proposals, each of which is described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on April 14, 2022. The voting results are reported below.

Proposal No. 1: Election of Directors. The following individuals were elected to the Board as Class I directors to hold office until the 2025 annual meeting of stockholders or until such director’s successor is duly elected and qualified or until his or her earlier resignation or removal. The results of the election were as follows:

Nominee	For	Withheld
Peter Goettner	12,655,605	2,654,930
Eric Stang	12,966,923	2,343,612
Jenny Yeh	12,317,529	2,993,006

Broker Non-votes (all Directors)

4,441,151

Proposal No. 2: Ratification of the Appointment of the Independent Registered Public Accounting Firm. The stockholders ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2023. There were no broker non-votes on this proposal. The results of the ratification were as follows:

For	Against	Abstain
19,735,456	1,102	15,128

Proposal No. 3: Non-Binding Advisory Vote on the Compensation of Our Named Executive Officers. The stockholders approved, on an advisory basis, the Company’s executive compensation for the fiscal year ended January 31, 2022. The voting results were as follows:

For	Against	Abstain	Broker Non-votes
14,678,537	617,192	14,806	4,441,151

The results reported above are final voting results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OOMA, INC.

Date: June 2, 2022	By:	/s/ Shig Hamamatsu
Shig Hamamatsu
Chief Financial Officer